As filed with the Securities and Exchange Commission on May      , 2005

Registration No. 33-82420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Franklin Financial Services Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	25-1440803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Franklin Financial Services Corporation
20 South Main Street
Chambersburg, Pennsylvania 17201-0819
(Address and zip code of Principal Executive Offices)

Franklin Financial Services Corporation Employee Stock Purchase Plan of 1994
(Full title of the plan)

Mark R. Hollar
Chief Financial Officer
Franklin Financial Services Corporation
20 South Main Street
Chambersburg, Pennsylvania 17201-0819
(Name and address of agent for service)

(717) 264-6116
(Telephone number, including area code, of agent for service)

Copies to:

Clinton W. Kemp, Esquire
Stevens & Lee, P.C.
P.O. Box 1594
25 North Queen Street
Suite 602
Lancaster, Pennsylvania 17608-1594
(717)  399-6623

The registrant hereby deregisters those shares of its common stock, $1.00 par value, registered pursuant to Registration Statement No. 33-82420 that remained unsold as of the close of business on April 25, 2005, as follows:

Title of securities registered	Amount registered	Number of Shares Remaining Unsold

Common Stock, $1.00 par value	198,000	101,619

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-82420 has been signed on its behalf by the undersigned, thereunto duly authorized, in Chambersburg, Pennsylvania, on April 26, 2005.

FRANKLIN FINANCIAL SERVICES
CORPORATION

By:	/s/ William E. Snell, Jr.
William E. Snell, Jr., President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 33-82420 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Charles M. Sioberg	Chairman of the Board and	April 26, 2005
Charles M. Sioberg	Director

/s/ William E. Snell, Jr.	President, Chief Executive	April 26, 2005
William E. Snell, Jr.	Officer and Director

/s/ Charles S. Bender II	Director	April 26, 2005
Charles S. Bender II

/s/ G. Warren Elliott	Director	April 26, 2005
G. Warren Elliott

/s/ Donald A. Fry	Director	April 26, 2005
Donald A. Fry

/s/ Dennis W. Good, Jr.	Director	April 26, 2005
Dennis W. Good, Jr.

/s/ Allan E. Jennings, Jr.	Director	April 26, 2005
Allan E. Jennings, Jr.

/s/ H. Huber McCleary	Director	April 26, 2005
H. Huber McCleary

E-3

/s/ Jeryl C. Miller	Director	April 26, 2005
Jeryl C. Miller

/s/ Stephen E. Patterson	Director	April 26, 2005
Stephen E. Patterson

/s/ Kurt E. Suter	Director	April 26, 2005
Kurt E. Suter

/s/ Martha B. Walker	Director	April 26, 2005
Martha B. Walker

/s/ Mark R. Hollar	Treasurer and Chief Financial	April 26, 2005
Mark R. Hollar	Officer (Principal Financial and Accounting Officer)

E-4